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                                                                       Exhibit 5

Opinion of Barley, Snyder, Senft & Cohen, LLP



                                  May 18, 2001



Fulton Financial Corporation
One Penn Square
Lancaster, PA 17604

     Re:  Sale of 200,000 shares of treasury stock

Dear Ladies and Gentlemen:

     We have acted as counsel to Fulton Financial Corporation ("FFC") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-3 (the "Registration Statement"), of 200,000 shares of the $2.50 par value common stock of FFC, which FFC desires to sell.

     This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement. This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law
(1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law (1992). As a consequence, this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Merger Agreement, the Accord or the Pennsylvania Supplement. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:



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     (1) The shares of FFC Common Stock will be sold and issued strictly as described in the Registration Statement and the Prospectus that is a part thereof and in accordance with the statutory laws of the United States of America and the Commonwealth of Pennsylvania.

     Based upon and subject to the foregoing, we are of the opinion that the shares of FFC Common Stock to be sold have been duly authorized and, when issued as provided in the Prospectus, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this Opinion in the Registration Statement on Form S-3 of FFC, and we further consent to the reference to our name in the proxy statement/prospectus included as part of the Registration Statement, under the caption "Legal Matters".

                                 Very truly yours,

                                 /s/ Paul G. Mattaini
                                 --------------------
                                 Paul G. Mattaini


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